UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  January 14, 2010

 FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	001-31305	98-0607469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Lindenstrasse 10, Baar, Switzerland	CH-6340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +41 (41) 748-4320

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Named Executive Officers

In connection with the relocation of the operating headquarters of Foster Wheeler AG (the “Company”) to Geneva, Switzerland, which was announced on December 17, 2009, two of the Company’s “named executive officers,” as defined in the rules of the Securities and Exchange Commission, entered into amended employment arrangements with a subsidiary of the Company, as more fully described below.

Franco Baseotto

On January 14, 2010, Foster Wheeler Inc. (“FWI”), a subsidiary of the Company, and Franco Baseotto, the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, entered into a First Amendment to the Employment Agreement, effective January 18, 2010 (the “Baseotto Amendment”).  The Baseotto Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.  The following summary of the Baseotto Amendment is qualified in its entirety by reference to the attached Baseotto Amendment.

The Baseotto Amendment sets forth the terms and conditions applicable to Mr. Baseotto’s performance of duties in Switzerland between January 18, 2010 and the earliest of (i) the date a new addendum (the “New Addendum”) to Mr. Baseotto’s Employment Agreement (the “Baseotto Agreement”) is entered into, (ii) June 30, 2012, and (iii) the date the Baseotto Agreement is terminated (the “Initial Assignment Term”).  Pursuant to the Baseotto Amendment, FWI acknowledges that the relocation to Switzerland would allow Mr. Baseotto to terminate his employment for “Good Reason” under the Baseotto Agreement, and the parties agree that Mr. Baseotto’s duties will be performed, beginning as of the effective date of the Baseotto Amendment, primarily at the Company’s offices in Switzerland.  Any termination of Mr. Baseotto’s employment would continue to be governed by the Baseotto Agreement, except that in order for a termination by Mr. Baseotto to constitute a termination for Good Reason based upon the relocation to Switzerland, the following additional conditions must be satisfied:  (1) Mr. Baseotto resigns after June 30, 2011 and has given FWI at least 12 months advance written notice, or (2) Mr. Baseotto resigns due to an unforeseen catastrophic personal event that requires Mr. Baseotto to relocate to the United States (“U.S.”) and he provides FWI at least 30 days advance written notice.

Mr. Baseotto will be entitled to be reimbursed for move-related transportation and expenses and certain air travel for himself and his family between the U.S. and Switzerland, to certain cost-of-living allowances totaling approximately CHF 28,000 per month, and to a settling-in allowance of CHF 5,000.  Mr. Baseotto and FWI have agreed to certain tax equalization provisions.  Upon Mr. Baseotto’s termination of employment (other than for “Cause,” as defined in the Baseotto Agreement) his outstanding stock options will remain exercisable for the shorter of one year or the reminder of the terms of such stock options.

Mr. Baseotto will receive a stay bonus equal to 175% of his annual base salary upon the earlier of entering into a New Addendum to the Baseotto Agreement or June 30, 2011, provided he remains in active employment until such date.  The stay bonus is also payable if Mr. Baseotto’s employment is terminated without Cause, for Good Reason (other than the relocation to Switzerland), as a result of death or disability, or in certain circumstances relating to a catastrophic personal event that requires him to relocate to the U.S.  The stay bonus will be increased if Mr. Baseotto remains in active employment beyond June 30, 2011, with the increase being on a pro-rata basis based on the number of months of employment between June 30, 2011 and the end of the Initial Assignment Term, provided that Mr. Baseotto provides at least 12 months advance written notice of his resignation (30 days in the case of a catastrophic personal event that requires him to relocate to the U.S.).  The stay bonus will be forfeited if Mr. Baseotto is not in active employment through June 30, 2011, if he fails to provide at least 12 months advance written notice (30 days in the case of a catastrophic personal event that requires him to relocate to the U.S.) of resignation, or if Mr. Baseotto is terminated for Cause.

Mr. Baseotto has the right to cause FWI to enter into a New Addendum with him by no later than June 30, 2012 on terms no less favorable to Mr. Baseotto than those in the Baseotto Agreement and otherwise no less favorable than described below in this paragraph, with the exception that the relocation to Switzerland will not constitute an event giving rise to a resignation for Good Reason.  If FWI fails to do so, Mr. Baseotto may resign with Good Reason and receive the separation pay and benefits provided for in the Baseotto Agreement, as well as the cost of repatriation to the U.S.  As part of any New Addendum, Mr. Baseotto would receive an award of restricted stock units with an economic value of $2,500,000 on the date of grant that will vest ratably over 3 years.  He would also receive certain relocation assistance, a settling-in allowance of CHF 30,000, and assignment allowances of approximately CHF 26,000 per month.  The New Addendum will also include certain tax equalization provisions.

Beth Sexton

On January 14, 2010, FWI and Beth B. Sexton, the Company’s Executive Vice President, Human Resources, entered into a First Amendment to the Employment Agreement, effective January 18, 2010  (the “Sexton Amendment”).  The Sexton Amendment is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.  The following summary of the Sexton Amendment is qualified in its entirety by reference to the attached Sexton Amendment.

The Sexton Amendment sets forth the terms and conditions applicable to Ms. Sexton’s performance of duties in Switzerland between January 18, 2010 and the earlier of June 30, 2011 or the date Ms. Sexton’s Employment Agreement (the “Sexton Agreement”) is terminated (the “Assignment Term”).  FWI acknowledges that the relocation to Switzerland would allow Ms. Sexton to terminate her employment for “Good Reason” under the Sexton Agreement, and the parties agree that Ms. Sexton’s duties will be performed, beginning as of the effective date of the Sexton Amendment, primarily at the Company’s offices in Switzerland.  Any termination of Ms. Sexton’s employment would be governed by the Sexton Agreement, except that in order for a termination by Ms. Sexton to constitute a termination for Good Reason based upon the relocation to Switzerland the following additional conditions must be satisfied:  (1) Ms. Sexton resigns after December 31, 2010 and has given FWI at least 4 months advance written notice, or (2) Ms. Sexton resigns due to an unforeseen catastrophic personal event that requires Ms. Sexton to relocate to the U.S. and she provides FWI at least 30 days advance written notice.  Notwithstanding the foregoing, if Ms. Sexton resigns on or after June 30, 2011, with or without notice, her resignation will be deemed a resignation for Good Reason, and she will be entitled receive the separation pay and benefits provided for in the Sexton Agreement, as well as the cost of repatriation to the U.S.

Ms. Sexton will be entitled to be reimbursed for move-related transportation and expenses and certain air travel for herself and her family between the U.S. and Switzerland, to certain cost-of-living allowances totaling approximately CHF 24,000 per month, and to a settling-in allowance of CHF 5,000.  Ms. Sexton and FWI have agreed to certain tax equalization provisions.  Upon Ms. Sexton’s termination of employment (other than for Cause) her outstanding stock options will remain exercisable for the shorter of one year or the reminder of the terms of such stock options.  Ms. Sexton will be entitled to receive a long-term incentive award in 2010 that is not less than 50% of the award she received in November 2009.

Ms. Sexton will receive a full stay bonus equal to 175% of her annual base salary provided she remains in active employment until June 30, 2011.  The full stay bonus is also payable if Ms. Sexton’s employment is terminated without Cause, for Good Reason (other than the relocation to Switzerland), as a result of death or disability, or in certain circumstances relating to a catastrophic personal event that requires Ms. Sexton to relocate to the U.S. and so long as she remains an active employee through December 31, 2010.  Ms. Sexton also will receive a minimum stay bonus equal to 125% of her annual base salary provided she remains an active employee through December 31, 2010 and provides at least 4 months advance written notice of her resignation.  The minimum stay bonus will be increased if Ms. Sexton remains in active employment beyond December 31, 2010, with the increase being on a pro-rata basis based on the number of months of employment between December 31, 2010 and June 30, 2011.  Any stay bonus will be forfeited if Ms. Sexton is not in active employment through December 31, 2010, if she fails to provide at least 4 months advance written notice (30 days in the case of a catastrophic personal event that requires her to relocate to the U.S.) of resignation, or if Ms. Sexton is terminated for Cause.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	First Amendment to the Employment Agreement between Foster Wheeler Inc. and Franco Baseotto, effective as of January 18, 2010.

10.2	First Amendment to the Employment Agreement between Foster Wheeler Inc. and Beth B. Sexton, effective as of January 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: January 20, 2010	By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Employment Agreement between Foster Wheeler Inc. and Franco Baseotto, effective as of January 18, 2010.

10.2	First Amendment to the Employment Agreement between Foster Wheeler Inc. and Beth B. Sexton, effective as of January 18, 2010.